          o    welcome opportunity

          o    1988 -- promise draw and play at emergent areas

Perot     o    targeted industry focus

          o    implementors   o    achieve near term/create foundation
                                   future

                                                                perotsystems(TM)
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                                                EXPLORING RELATIONSHIP SYNERGIES

                                                              October 27th, 1998

                                                          Discussion with Dynegy

                                      Perot Systems Confidential and Proprietary

PEROT SYSTEMS' "ENERGY" CREDENTIALS: WHO WE ARE

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U.S.
LPP/GAS PIPELINE

Gas Deregulation
Strategic Optimization

EUROPE
 (U.K.,
GERMANY,
SWEDEN)
ELECTRICITY & GAS: PRIVATIZATION, DEREG & COMPETITION

1st European Utility Technology Outsourcing - 3rd largest UK REC
Nationally Recognized Branded Service Guarantee
Retail Electricity & Gas Service Infrastructure

U.S.
ELECTRICITY, GAS AND WATER

1st Deregulated Energy and Transmission Clearinghouse (Calif.)
1st Commercial Market Clearing Exchange (Calif.)
Largest Municipal Utility in the U.S. - Calif. 1st U.S. Market
2nd Largest of U.S. Investor Utilities - Calif. 1st U.S. Market
Lead Architects of North America Market Clearinghouse
Joint Enterprise development - EnerAct


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